UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 10, 2005

                            SonomaWest Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-01912                94-1069729
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                2064 Highway 116 North
                Sebastopol, California                              95472
       (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (707) 824-2534

                                      Same
         (Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

      On August 16, 2005 SonomaWest Holdings, Inc. (the "Company") filed a Report on Form 8-K (the "Form 8-K") reporting certain compensation agreements.

      The purpose of this Amendment No. 1 is to correct a typographical error on the Form 8-K with respect to the date of the approval of the reported compensation agreements by the Company's Board of Directors.

Item 1.01 Entry into a Material Definitive Agreement

      On August 10, 2005, the Board of Directors ("Board") of SonomaWest Holdings, Inc. (the "Company"), upon the recommendation of the Board's Compensation Committee (the "Committee"), approved compensation arrangements for the following persons and entities: (i) Walker R. Stapleton, the Company's Chief Executive Officer; (ii) Bugatto Investment Company, of which David J. Bugatto, director of the Company, is the president; and (iii) Thomas R. Eakin, the Chief Financial Officer of the Company.

      Mr. Stapleton's base salary for his service as Chief Executive Officer of the Company will be $8,000 per month. The compensation arrangements do not provide for any specific bonus payments, although the Board retains the discretion to pay bonuses to officers of the Company from time to time. The Company has agreed to reimburse Mr. Stapleton for up to $30,000 annually for office and travel expenses he incurs in connection with the Company's business. The arrangements do not include any provision for severance or similar compensation upon termination of his status as an officer of the Company.

      As previously disclosed in the Company's SEC filings, Bugatto Investment Company and the Company had previously entered into a consulting agreement dated July 1, 2004, with a one-year term. The new consulting agreement has a one-year term and governs services provided on and after July 1, 2005. Under the agreement, Bugatto Investment Company will provide real estate consulting services to the Company for an hourly fee of $225. In addition, if either of the Company's Sonoma County properties is sold during the term of the agreement, Bugatto Investment Company will be paid a fee of 1.5% of the gross sales price regardless of whether or not a broker is involved, and Buggato Investment Company is entitled to receive a fee equal to the greater of 1.5% of the gross value of the real estate or $150,000 upon any transaction that would result in the Company becoming a private company. The term of the agreement is through June 30, 2006, but the agreement can be terminated earlier upon the occurrence of certain events, including notice of termination by either party.

      As previously disclosed in the Company's SEC filings, Mr. Eakin and the Company had previously entered into a consulting agreement dated August 1, 2004, under which Mr. Eakin serves as the Company's chief financial officer and provides financial management and accounting services to the Company. That agreement had a one-year term. The new agreement is dated as of August 1, 2005, and provides for similar services. Under the terms of the agreement, Mr. Eakin is compensated at an hourly billing rate of $115 per hour, plus expenses. The agreement has a one-year term, but either party may terminate the agreement sooner upon notice.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number                    Description of Exhibit
--------------                    ----------------------

     None.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SONOMAWEST HOLDINGS, INC.

                                              By:  /s/ Walker R. Stapleton
Date: August 16, 2005                              ----------------------------
                                                   Walker R. Stapleton
                                                   Chief Executive Officer